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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTER PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-19650 and 33-22861) of our report dated October 23, 2006, with respect to the consolidated financial statements and schedule of WSI Industries, Inc. included in the Annual Report on Form 10-KSB for the year ended August 27, 2006.


/s/ Schechter Dokken Kanter Andrews & Selcer Ltd

Minneapolis, Minnesota
November 21, 2006